Exhibit 21.1

                Subsidiaries of Investors Capital Holdings, Ltd.


Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------
Investors Capital Corporation                                   MA

Eastern Point Advisors, Inc.                                    MA

ICC Insurance Agency, Inc.                                      MA

Investors Capital Holdings Securities Corporation               MA





All subsidiaries are wholly-owned by Investors Capital Holdings, Ltd.